Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (file No. 333-209702 and file No. 333-226278) and the Registration Statements on Form S-8 (file No. 333-225122, file No. 333-219441, file No. 333-207654 and file No. 333-188286) of RedHill Biopharma Ltd. of our report dated February 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
February 25, 2019

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,

P.O Box 50005 Tel-Aviv 61500  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il